Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Price Communications Corporation

New York, New York

We hereby consent to the incorporation by reference, in the previously filed Registration Statements on Forms S-3 and S-8 (Nos. 333-52269, 333-44089 and 333-38342) of Price Communications Corporation, of our report dated March 7, 2005, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

New York, New York

March 16, 2005